UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.

On May 4, 2012, Rodman & Renshaw Capital Group, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. At that meeting, stockholders holding approximately 86% of the eligible votes:

•	Elected the seven director nominees to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;
•	Approved the proposed amendment to the Company’s charter to change the Company’s name to Direct Markets Holding Corp.;
•	Approved the proposed amendment to the Company’s 2010 Stock Award and Incentive Plan; and
•	Ratified the appointment of KPMG LLP as the Company’s independent auditors for the 2012 fiscal year.

The specific votes were as follows:

1. The election of directors:

NAME	VOTES		BROKER NON-VOTES
	FOR	WITHHELD
Wesley K. Clark	17,895,195	1,107,227	10,115,779
Winston Churchill	18,506,908	495,514	10,115,779
Marvin I. Haas	18,314,964	687,458	10,115,779
Edward Rubin	18,525,158	477,264	10,115,779
Richard M. Cohen	18,673,928	328,494	10,115,779
Anthony M. Sanfilippo	18,537,738	464,684	10,115,779
Mark L. Friedman	18,445,054	557,368	10,115,779

2.	Amendment to the Company’s charter to effect name change:
VOTES			BROKER NON-VOTES
FOR	AGAINST	ABSTAIN
26,316,095	1,546,830	1,255,276	0

3.	Amendment to the Company’s 2010 Stock Award and Incentive Plan:
VOTES			BROKER NON-VOTES
FOR	AGAINST	ABSTAIN
16,078,962	1,665,650	1,257,810	10,115,779

4.	Ratification of KPMG LLP:
VOTES
FOR	AGAINST	ABSTAIN
26,777,977	1,125,904	1,214,320

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: May 8, 2012	By:	/s/ David J. Horin
David J. Horin Chief Financial Officer